EXHIBIT 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in Amendment No. 8 to this Registration Statement of SolarWindow Technologies, Inc. on Form S-8 (File No. 333-172824) of our report dated November 29, 2018 with respect to our audit of the consolidated financial statements of SolarWindow Technologies, Inc. as of August 31, 2018 and for the year ended August 31, 2018 and our report dated November 29, 2018 with respect to our audit of the effectiveness of internal control over financial reporting of SolarWindow Technologies, Inc. as of August 31, 2018 appearing in the Annual Report on Form 10-K of SolarWindow Technologies, Inc. for the year ended August 31, 2018. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of a material weaknesses.

/s/ Marcum llp

Marcum llp

January 31, 2019